ACTIVE/111903608.1 REGISTRATION RIGHTS AGREEMENT This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 13, 2021 (the “Effective Date”) by and among Invitae Corporation, a Delaware corporation (the “Company”), and certain securityholders of Ciitizen Corporation, a Delaware corporation (“Ciitizen”) listed on Exhibit A hereto (each such securityholder, as well as any permitted transferee of Registrable Securities (as defined below) hereunder, in each case to the extent holding Registrable Securities, a “Holder” and collectively, the “Holders”). Terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below). RECITALS WHEREAS, the Company, Ciitizen, Cayman Merger Sub A Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub A”), Cayman Merger Sub B LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub B”), and Fortis Advisors LLC as the Holders’ Representative (as defined therein), have entered into that certain Agreement and Plan of Merger dated as of September 6, 2021 (the “Merger Agreement”), pursuant to which (i) Merger Sub A will be merged with and into Ciitizen, and Ciitizen shall continue as the surviving entity and wholly owned subsidiary of the Company (the “Reverse Merger”) and (ii) promptly thereafter as part of the same overall transaction, and in all cases on the Closing Date, Ciitizen will be merged with and into Merger Sub B, and Merger Sub B shall continue as the surviving entity and wholly owned subsidiary of the Company (the “Forward Merger” and, together with the Reverse Merger, the “Mergers”); WHEREAS, in connection with the Mergers and pursuant to the Merger Agreement, the Company issued to the Holders at the Closing shares of the Company’s common stock, par value $0.0001 per share, identified on Exhibit A hereto as Stock Consideration Shares (the “Shares”) pursuant to the Merger Agreement; and WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company agreed to grant certain registration rights to the Holders as set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below: “Affiliate” means, with respect to any person, any other person that, directly or indirectly, controls, or is controlled by, or is under common control with, such person. For this purpose: (a) “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause

ACTIVE/111903608.1 2 the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; and (b) “person” means any natural person, corporation, limited liability company, partnership, association, trust or other entity. “Agreement” has the meaning set forth in the preamble. “Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York. “Ciitizen” has the meaning set forth in the preamble. “Company” has the meaning set forth in the preamble. “Company Indemnitee” has the meaning set forth in Section 4.1(b). “Effective Date” has the meaning set forth in the preamble. “Effectiveness Period” has the meaning set forth in Section 3.1(b). “Exchange Act” means the Securities Exchange Act of 1934. “Grace Period” has the meaning set forth in Section 3.2(h). “Holder” has the meaning set forth in the preamble. “Holder Indemnitee” has the meaning set forth in Section 4.1(a). “Indemnified Party” has the meaning set forth in Section 4.1(c). “Indemnifying Party” has the meaning set forth in Section 4.1(c). “Merger Agreement” has the meaning set forth in the recitals. “Registrable Securities” means, at any time, the Shares issued to the Holders pursuant to the Merger Agreement and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such securities; provided, however, that Registrable Securities shall cease to be Registrable Securities with respect to a particular Holder when (i) such securities have been disposed of in accordance with the Registration Statement or pursuant to Rule 144; (ii) such securities may be sold pursuant to Rule 144 without any manner-of-sale restrictions or volume limitations; or (iii) such securities cease to be outstanding. “Registration Expenses” means all expenses incurred by the Company in effecting the registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, “blue sky” fees and expenses, and

ACTIVE/111903608.1 3 expenses of the Company’s independent registered public accounting firm in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses. “Registration Statement” has the meaning set forth in Section 3.1. “Rule 144” means Rule 144 under the Securities Act or any successor or other similar rule, regulation or interpretation of the SEC that may at any time permit the sale of Registrable Securities to the public without registration. “Rule 405” means Rule 405 under the Securities Act or any successor or other similar rule. “Rule 415” means Rule 415 under the Securities Act or any successor or other similar rule providing for offering securities on a continuous or delayed basis. “Rule 424” means Rule 424 under the Securities Act or any successor or other similar rule. “Shares” has the meaning set forth in the recitals. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933. “Selling Expenses” means all discounts, selling commissions, fees of selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel for the Company included in Registration Expenses). “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise) any Shares. “Violation” has the meaning set forth in Section 4.1(a). ARTICLE II TRANSFER RESTRICTIONS Section 2.1 General Transfer Restrictions. The right of any Holder to Transfer any Shares held by it is subject to the restrictions set forth below.

ACTIVE/111903608.1 4 (a) Each Holder acknowledges that the Shares have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Holder covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state and foreign securities laws. In connection with any Transfer of the Shares other than a Transfer (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144, the Company may require the Holder to provide to the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act. (b) Each Holder agrees to the affixing, so long as is required by this Section 2.1, of the following legend on any certificate or book-entry position evidencing any of the Shares: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS. Certificates or book-entry positions evidencing the Shares shall not be required to contain such legend or any other legend, and the Company shall remove or direct its transfer agent to remove any such legend or any other legend, (i) following any sale of such Shares pursuant to an effective registration statement (including the Registration Statement described in Section 3.1) covering the resale of the Shares, (ii) following any sale of such Shares pursuant to Rule 144 or if the Shares are transferrable by a person who is not an Affiliate of the Company or the applicable Holder pursuant to Rule 144 without any volume or manner of sale restrictions thereunder, (iii) if Holder is not an Affiliate of the Company, six (6) months following the Closing, provided, however, that in the case of (i), (ii) and (iii), above, the Holder provides the Company with customary representation letters reasonably acceptable to the Company, or (iv) if the Holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act. Whenever such restrictions shall cease and terminate as to any Shares, the Holder of such securities shall be entitled to receive from the Company upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein. (c) Notwithstanding anything herein to the contrary, for a period of 90 days following the Closing Date each Holder agrees not to sell any Shares issued to such Holder if the sales of such Shares would, when combined with the sale of any other Shares by such Holder in any one (1) day period, exceed five percent (5%) of the average daily trading volume of the Company’s common stock on the New York Stock Exchange over the five (5) trading days immediately preceding such date of sale; provided, however, that if the aggregate number of Shares

ACTIVE/111903608.1 5 represents less than fifty percent (50%) of the average daily trading volume of the Company’s common stock on the New York Stock Exchange over the five (5) trading days preceding the Closing Date (the “Average Volume”), such resale volume limitations shall not apply. The Company may place such legends or stock transfer restrictions on the Shares as shall be appropriate for enforcing the provisions of this Section 2(c). ARTICLE III REGISTRATION AND PROCEDURES Section 3.1 S-3 Registration. (a) In compliance with the terms of this Agreement, the Company shall prepare and file with the SEC a registration statement on Form S-3ASR (or, if the Company is not then eligible to use Form S-3ASR, Form S-3, Form S-1 or other available form) covering the resale as a secondary offering to be made on a continuous basis pursuant to Rule 415 of all Registrable Securities. The registration statement required to be filed pursuant to this Section 3.1, together with any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement, is referred to herein as the “Registration Statement.” (b) The Company shall exercise commercially reasonable efforts to prepare and file the Registration Statement with the SEC no later than fifteen (15) Business Days after the Closing Date; provided, however, that no filing of such Registration Statement shall be required: (i) during any period in which the Company’s insider trading policy would prohibit executive officers of the Company from trading in the Company’s securities or in which the Registration Statement should not be filed or an offering of the Shares thereunder should not be made pursuant to any provision of the Securities Act or the Exchange Act or any rule or regulation thereunder; or (ii) if the Closing Date occurs after September 13, 2021, at any time prior to the date which is two (2) Business Days following the Company’s first filing with the SEC after the Closing Date of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after such filing if not otherwise effective upon filing and to keep the Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of Registrable Securities covered thereby from the date of its initial effectiveness until the earlier of (i) the date on which such Registrable Securities have been disposed of in accordance with the Registration Statement or pursuant to Rule 144 or (ii) such Registrable Securities may be sold pursuant to Rule 144 without any limitation as to manner-of- sale restrictions or volume limitations (such period, the “Effectiveness Period”); provided, however, that nothing in this Agreement shall require the Company to maintain any Registration Statement once all Shares cease to be Registrable Securities. (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1 or Section 3.2 with respect to Registrable Securities of a Holder that the Holder shall furnish to the Company such information regarding such Holder as required under Section 3.4(a).

ACTIVE/111903608.1 6 Section 3.2 Registration Procedures; Company Obligations. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with Section 3.1, and in connection therewith shall have the following obligations: (a) No later than the first Business Day after the Registration Statement becomes effective, the Company shall file with the SEC the final prospectus included therein pursuant to Rule 424. The Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, shall comply as to form and content with the applicable requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. (b) Subject to Section 3.2(h), the Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and usable for resale of the Registrable Securities covered thereby at all times during the Effectiveness Period. The Company shall use commercially reasonable efforts to cause any post- effective amendment to the Registration Statement that is not effective upon filing to become effective as soon as practicable after such filing. No later than the first Business Day after a post- effective amendment to the Registration Statement becomes effective, the Company shall file with the SEC the final prospectus or prospectus supplement included therein pursuant to Rule 424. (c) The Company shall as promptly as practicable notify the Holders of the time when the Registration Statement becomes effective or an amendment or supplement to any prospectus forming a part of such Registration Statement has been filed. The Company shall furnish to the Holders, without charge, such documents, including copies of any preliminary prospectus or final prospectus contained in the Registration Statement or any amendments or supplements thereto, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement. (d) The Company shall use commercially reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by the Registration Statement in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder reasonably requests in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject. (e) The Company shall promptly notify (which notice shall be accompanied by an instruction to suspend the use of the prospectus) the Holders when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which any prospectus included in, or relating to, the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated

ACTIVE/111903608.1 7 therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (provided that in no event shall such notice contain any material, non- public information), and, subject to Section 3.2(h), promptly prepare and file with the SEC a supplement to the related prospectus or amendment to such Registration Statement or any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (f) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify the Holders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose. (g) The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be (i) listed on the New York Stock Exchange and (ii) reflected in the stock ledger maintained by the Company’s transfer agent. (h) Notwithstanding anything in this Agreement to the contrary, at any time after the Registration Statement becomes effective the Company may delay the disclosure of material, non-public information concerning the Company or any of its subsidiaries if the Board of Directors of the Company has a valid business reason for determining that disclosure of such information is not in the best interests of the Company and such disclosure is not otherwise required (a “Grace Period”); provided, however, that the Company shall promptly (i) provide written notice to the Holders of the Grace Period (provided that in no event shall such notice contain any material, non-public information) and the date on which the Grace Period will begin, (ii) use commercially reasonable efforts to terminate a Grace Period as promptly as possible, and (iii) provide written notice to the Holders of the date on which the Grace Period ends; provided, further, that no Grace Period shall exceed thirty (30) consecutive days and during any twelve (12) month period such Grace Periods shall not exceed an aggregate of sixty (60) days; provided, further, the Company shall not register any securities for its own account or that of any other stockholder during such Grace Period. The provisions of Section 3.2(e) shall not be applicable during any Grace Period. Upon expiration of a Grace Period, the Company shall again be bound by the provisions of Section 3.2(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Section 3.3 Current Public Information. During the Effectiveness Period, the Company shall use commercially reasonable efforts to (i) make and keep public information available, as those terms are defined in Rule 144, until all the Registrable Securities cease to be Registrable Securities, and so long as a Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its satisfaction of the current public information requirements of Rule 144 and (ii) file with the SEC in a timely manner all reports and

ACTIVE/111903608.1 8 other documents required to be filed by the Company under the Securities Act and the Exchange Act. Section 3.4 Obligations of the Holders. (a) Each Holder shall furnish in writing to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as shall be reasonably required to effect the registration of such Registrable Securities and shall execute, or shall cause to be executed, such customary documents in connection with such registration as the Company may reasonably request. In connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Company a selling securityholder notice and questionnaire in the form attached hereto as Exhibit B. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of any additional information the Company requires from such Holder, and such Holder shall provide such information to the Company at least three (3) Business Days prior to the first anticipated filing date of the Registration Statement. (b) Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement. (c) Upon receipt of written notice from the Company of any event of the kind described in Section 3.2(e) or Section 3.2(f) or written notice of any Grace Period, each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed or that the Grace Period has ended. If so directed by the Company, such Holder shall use its commercially reasonable efforts to return to the Company (at the Company's expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice other than permanent file copies then in such Holder’s possession. (d) No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company. (e) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement. Section 3.5 Obligations of the Company. Company agrees that, except to the extent required by law, the Registration Statement will not specifically list as selling securityholders any passive limited partners of any stockholder of the Company that is a venture capital fund who receives unregistered Company stock on the Closing Date. Section 3.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be

ACTIVE/111903608.1 9 borne by the Holders of the Registrable Securities so registered in proportion to the Registrable Securities owned by such Holders. Section 3.7 Transfer of Registration Rights. The rights contained in Section 3.1 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this Article III, may be assigned or otherwise conveyed by any Holder to any transferee of the Registrable Securities if the Transfer was permitted under Article II and the transferee agrees with the Company in writing to be bound by this Agreement. ARTICLE IV INDEMNIFICATION AND CONTRIBUTION Section 4.1 Indemnification. In the event any Registrable Securities are included in the Registration Statement: (a) The Company shall indemnify and hold harmless each Holder of Registrable Securities and such Holder’s officers, directors, employees, partners, members, agents (including brokers), representatives and Affiliates and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnitee”), against any losses, claims, damages, liabilities or expenses to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (iii) a violation or alleged violation by the Company or its agents of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with the Registration Statement, and the Company will pay to each such Holder Indemnitee, as accrued, any legal or other expenses reasonably incurred by he, she or it in connection with investigating or defending any such loss, claim, damage, liability, action or expense; provided, however, that the indemnification contained in this Section 4.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any such loss, claim, damage, liability, action or expense to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished by a Holder to the Company specifically for use therein, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) in connection with any offers or sales effected by or on behalf of any Holder Indemnitee in violation of Section 3.4(c), or (D) as a result of offers or sales effected by or on behalf of any Holder Indemnitee by means of a free writing prospectus (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation

ACTIVE/111903608.1 10 made by or on behalf of any such Holder Indemnitee, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement. (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company and each of its officers, directors, employees, agents, representatives and Affiliates and persons, if any, who control the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnitee”), against any losses, claims, damages, liabilities or expenses to which any of the Company Indemnitees may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder to the Company specifically for use therein, (iii) a violation or alleged violation by a Holder of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to such Holder and relating to action or inaction required of such Holder in connection with the registration of such Holder’s Registrable Securities or (iv) any offer or sale effected by or on behalf of such Holder in violation of Section 3.4(c), and each Holder will pay, as accrued, any legal or other expenses reasonably incurred by any Company Indemnitee pursuant to this Section 4.1(b), in connection with investigating or defending any such loss, claim, damage, liability, action or expense as a result of a Holder’s untrue statement or omission or violation; provided, however, that the indemnification contained in this Section 4.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the amount any Holder will be obligated to pay pursuant to this Section 4.1(b) and Section 4.2 will be limited to an amount equal to the net proceeds (after Selling Expenses) actually received by such Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to indemnify and/or contribute (net of all expenses paid by such Holder in connection with any claim relating to this Section 4.1(b) and Section 4.2 and the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Company Indemnitee, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement. (c) Promptly after receipt by a party to this Agreement entitled to indemnity hereunder (an “Indemnified Party”) under this Section 4.1 of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any party to this Agreement from whom indemnification may be

ACTIVE/111903608.1 11 sought under this Section 4.1 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the Indemnifying Party; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if (i) the Indemnifying Party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such Indemnified Party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the Indemnified Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests (including the availability of differing legal defenses) between such Indemnified Party and any other party represented by such counsel in such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate counsel at any time for all such Indemnified Parties. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such action or claim. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 4.1, except to the extent such failure to give notice has a material adverse effect on the ability of the Indemnifying Party to defend such action. Section 4.2 Contribution. If the indemnification provided for in Section 4.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to severally and not jointly contribute

ACTIVE/111903608.1 12 pursuant to this Section 4.2, together with Holder’s liability under Section 4.1(b), will be limited to an amount equal to the net proceeds (after Selling Expenses) received by a Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to contribute and/or indemnify (net of all expenses paid by such Holder in connection with any claim relating to Section 4.1(b) and this Section 4.2 and the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation. ARTICLE V GENERAL PROVISIONS Section 5.1 Entire Agreement. This Agreement (including Exhibit A hereto) constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. Section 5.2 Notices. All notices, waivers, consents and other communications to any party hereunder shall be in writing and shall be deemed given (i) when personally delivered, (ii) when receipt is electronically confirmed, if sent by email of a .pdf document, (iii) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with proof of receipt or (iv) three (3) Business Days after being sent by registered or certified mail, return receipt requested and postage prepaid. The addresses, email addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address, email address or facsimile numbers as may be designated in writing hereafter, in the same manner, by any such person. Section 5.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original copy of this Agreement and all of which, when taken together, shall constitute one instrument. The exchange of copies of this Agreement and manually executed signature pages by transmission by email of a .pdf of a handwritten original signature or signatures to the other parties hereto shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. The signature of a party hereto transmitted by electronic means shall be deemed to be an original signature for any purpose. Section 5.4 Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. Section 5.5 Severability. If a court of competent jurisdiction finds that any term or provision of this Agreement is invalid, illegal or unenforceable under any Law or public policy, the remaining provisions of this Agreement shall remain in full force and effect if the economic

ACTIVE/111903608.1 13 and legal substance of this Agreement and the Transactions shall not be affected in any manner materially adverse to any party hereto. Any such term or provision found to be illegal, invalid or unenforceable only in part or in degree shall remain in full force and effect to the extent not invalid, illegal or unenforceable. Upon the determination that any term or provision is invalid, illegal or unenforceable, the parties hereto intend that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent possible under applicable Law and compatible with the consummation of the Transactions as originally intended. Section 5.6. Governing Law; Venue. This Agreement and all claims or causes of action (whether sounding in contract or tort) arising under or related to this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Agreement to the Laws of another jurisdiction. In any action or proceeding between any of the parties hereto arising under or related to this Agreement, each of the parties hereto (i) knowingly, voluntarily, irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state or federal courts located in the City and County of San Francisco, California, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts, (ii) agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 5.6, (iii) waives any objection to the laying of venue of any such action or proceeding in such courts, including any objection that any such action or proceeding has been brought in an inconvenient forum or that the court does not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 5.2. The parties hereto agree that any party hereto may commence a proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Section 5.7 Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity. (Next Page is Signature Page)

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above. COMPANY: INVITAE CORPORATION By: /s/ Sean E. George Name: Sean E. George, Ph.D. Title: President and Chief Executive Officer Address for Notice: 1400 16th Street San Francisco, California 94103 Attn: General Counsel Facsimile No.: (415) 276-4164

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Adam Sand ___________________ By: /s/ Adam Sand _________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: AH Bio Fund I, L.P. for itself and as nominee for AH Bio Fund I-B, L.P. By: AH Equity Partners Bio I, L.L.C. Its general partner _________ By: /s/ Scott Kupor _________ Name: Scott Kupor Title: Chief Operating Officer Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: AH Bio Fund II, L.P. for itself and as nominee for AH Bio Fund II-B, L.P. By: AH Equity Partners Bio II, L.L.C. Its general partner _________ By: /s/ Scott Kupor _________ Name: Scott Kupor Title: Chief Operating Officer Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Anil Sethi ___________________ By: /s/ Anil Sethi _________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Brian Carlsen ___________________ By: /s/ Brian Carlsen _________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: David Fisch ___________________ By: /s/ David Fisch _________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Deven McGraw ___________________ By: /s/ Deven McGraw _________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Farid Vij____________________ By: /s/ Farid Vij _________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Hughes Ventures, LLC _________ By: /s/ James V. Buzzitta _________ Name: James V. Buzzitta Title: Manager Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Intermountain Ventures Fund, LLC____ By: /s/ Nickolas Mark _________ Name: Nickolas Mark Title: Vice President of Managing Member Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: John Wayne Horton_________________ By: /s/ John Wayne Horton______________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Jordan Shlain__________________ By: /s/ Jordan Shlain________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Laurence Marton___________________ By: /s/ Laurence Marton_________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Lincoln Nadauld___________________ By: /s/ Lincoln Nadauld_________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Lisa Belliveau____________________ By: /s/ Lisa Belliveau _________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: MDC Capital Partners (Ventures) LP____ By: /s/ Howard Caro _________ Name: Howard Caro Title: Authorized Signatory Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Nasha Fitter___________________ By: /s/ Nasha Fitter_________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Nikunj J. Parekh___________________ By: /s/ Nikun J. Parekh_________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Peeyush Rai_______________________ By: /s/ Peeyush Rai ____________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Prashant Palsokar___________________ By: /s/ Prashant Palsokar ________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Premal S. Shah_____________________ By: /s/ Premal S. Shah __________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Priyoadarshi Sen_ __________________ By: /s/ Priyodarshi Sen__________________ Name: Title: Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Sand Family Trust_____________________ By: /s/ Adam Sand __________________ Name: Adam Sand Title: Trustee Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Schox Venture Capital, LP – A2__________ By: /s/ Brett Sagan ________________________ Name: Brett Sagan Title: Authorized Person Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: By: Section 32 Fund 2, LP Section 32 GP 2, Its General Partner___ By: /s/ William J. Maris____________________ Name: William J. Maris Title: Managing Member Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: StellaTechnology Inc.______________ By: /s/ Lalo Valdez _________ Name: Lalo Valdez Title: President & CEO Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: The 4100 Group, Inc.___________________ By: /s/ Sue E. Jenkins ____________ Name: Sue E. Jenkins Title: General Counsel and Secretary Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: The Ahuja Family Trust_________________ By: /s/ Deepak Ahuja ____________ Name: Deepak Ahuja Title: Trustee Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Verily Life Sciences LLC________________ By: /s/ Andrew Conrad _____________ Name: Andrew Conrad Title: Chief Executive Officer Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Wavemaker Three-Sixty Health A, LP______ By: /s/ John G. Nackel _____________ Name: John G. Nackel Title: General Partner Address for Notice: Telephone No.: Facsimile No.: Email Address:

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above. HOLDER: Name: Wavemaker Three-Sixty Health, LP______ By: /s/ John G. Nackel _____________ Name: John G. Nackel Title: General Partner Address for Notice: Telephone No.: Facsimile No.: Email Address: